EXHIBIT 99.1



               [GRAPHIC OMITTED - LOGO OF WILLIAMS SCOTSMAN, INC.]

For Further Information Contact:
         Gerard E. Keefe
         Chief Financial Officer
         (410) 931-6108


     WILLIAMS SCOTSMAN, INC. REPORTS INCREASES IN EBITDA, REVENUES AND GROSS
     -----------------------------------------------------------------------
            PROFIT FOR THREE MONTHS AND YEAR ENDED DECEMBER 31, 2001
            --------------------------------------------------------


Baltimore, MD, February 6, 2002 - Williams Scotsman, Inc. announced today a $.9 million increase in EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Non-Cash Charges) for the fourth quarter of 2001 to $47.4 million from $46.5 million in the comparable period of 2000. Revenues for the quarter rose 16.2% to $126.1 million from $108.5 million for the same period of 2000. Gross profit for the quarter, excluding depreciation and amortization, rose 4.1% to $67.8 million from $65.1 million in 2000. The Company reported EBITDA of $187.6 million for the year ended December 31, 2001, an increase of 5.6% over the $177.6 million reported for the prior year. Revenues for 2001 were $492.3 million, reflecting an increase of 13.9% over the $432.1 million reported for 2000. Gross profit for the year, excluding depreciation and amortization, rose 6.5% to $270.4 million from $253.9 million for 2000.

The Company's financial results were driven by a 37.1% and a 24.3% increase in sales of new units, a 34.4% and 23.1% increase in delivery and installation revenue and a 4.1% and 8.0% increase in leasing revenue for the quarter and year ended December 31, 2001, respectively. The increase in sales of new units is due to contracts assumed in connection with an acquisition completed in the first quarter of 2001, as well as overall system growth. The leasing results reflect the growth in the lease fleet, combined with an increase in monthly rental rates and a decline in fleet utilization. The increase in delivery and installation revenue is attributable to the increases in sales of new units and leasing revenues.

For the twelve-month period, total units in the fleet grew 6.5% to approximately 93,900 at December 31, 2001, and the average total number of units in the fleet was 92,300, a 10.7% increase over the same period in 2000. The average total number of units in the fleet for the quarter rose 7.7% from the same period of 2000. The average monthly rental rate for the quarter and year increased by approximately $3, while average fleet utilization of approximately 82% for the quarter and year was down approximately 3% and 2%, respectively, from the same periods of the prior year.

In conjunction with the fleet growth, gross profit from leasing, excluding depreciation and amortization, remained constant for the fourth quarter of 2001, and increased 5.3% to $195.0 million for the year, reflecting an increase in leasing revenues mentioned above and a decline in leasing margins of 3.2% and 2.1% for the quarter and year ended December 31, 2001, respectively. This margin suppression was attributable to a decline in average fleet utilization coupled with incremental costs associated with increased turnover of existing fleet in certain markets.

Williams Scotsman has scheduled a conference call for Friday, February 8, 2002 at 2:00 PM Eastern Time to discuss these results. To participate in the conference call, dial 212-896-6114 and ask to be placed into the Williams Scotsman call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until 4:00 PM on February 15, 2002. To access the replay, dial 800-633-8284 domestically (international callers can dial 858-812-6440) and enter reservation # 20321665.

Williams Scotsman, Inc., headquartered in Baltimore, MD, is the second largest lessor of mobile office and storage units in the United States and Canada, ranked by fleet size and revenues. For additional information on our company, please visit our web site at www.willscot.com.

WILLIAMS SCOTSMAN, INC.
SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)


                                                DECEMBER 31,                               PERCENT
                                      2001                        2000                     CHANGE
                                -----------------            ----------------            ------------
OPERATIONS DATA:

REVENUES
Leasing                          $ 238,151                   $ 220,547                    8.0%
Sales:
   New units                        91,114                      73,291                   24.3%
   Rental equipment                 22,212                      21,571                    3.0%
Delivery and installation           97,342                      79,097                   23.1%
Other                               43,437                      37,640                   15.4%
                                -----------------            ----------------
   Total revenues                  492,256                     432,146                   13.9%

GROSS PROFIT
Leasing, excluding depreciation
   and amortization                195,042                     185,174                    5.3%
Sales:
   New units                        15,945                      13,023                   22.4%
   Rental equipment                  5,326                       5,266                    1.1%
Delivery and installation           19,003                      19,427                   -2.2%
Other                               35,063                      31,057                   12.9%
                                -----------------            ----------------
   Total gross profit              270,379                     253,947                    6.5%

Selling, general & administrative
   expenses                         82,794                      76,338                    8.5%
                                -----------------            ----------------

EBITDA (a)                       $ 187,585                   $ 177,609                    5.6%
                                =================            ================

BALANCE SHEET DATA (AT PERIOD END):

Rental equipment, net            $ 866,867                   $ 799,994
Total assets                     1,244,984                   1,145,898
Total debt                       1,022,972                     959,110

OTHER DATA:

Lease fleet units (end of period)   93,900                      88,200
Lease fleet units
(average for period)                92,300                      83,300
Utilization rate
(average for period)                   82%                         84%

                                          THREE MONTHS ENDED
                                              DECEMBER 31,                          PERCENT
                                     2001                     2000                   CHANGE
                                 ------------            -------------            ------------
OPERATIONS DATA:

REVENUES
Leasing                          $  60,148                 $ 57,753                    4.1%
Sales:
   New units                        21,444                   15,636                   37.1%
   Rental equipment                  6,383                    5,989                    6.6%
Delivery and installation           26,112                   19,422                   34.4%
Other                               12,015                    9,715                   23.7%
                          -----------------            ----------------
   Total revenues                  126,102                  108,515                   16.2%

GROSS PROFIT
Leasing, excluding depreciation
   and amortization                 48,970                   48,843                    0.3%
Sales:
   New units                         3,689                    3,061                   20.5%
   Rental equipment                  1,444                    1,467                   -1.6%
Delivery and installation            4,110                    3,703                   11.0%
Other                                9,566                    8,044                   18.9%
                          -----------------            ----------------
   Total gross profit               67,779                   65,118                    4.1%

Selling, general & administrative
   expenses                         20,353                   18,584                    9.5%
                          -----------------            ----------------

EBITDA (a)                       $  47,426                 $ 46,534                    1.9%
                          =================            ================


BALANCE SHEET DATA (AT PERIOD END):

Rental equipment, net            $ 866,867                   $ 799,994
Total assets                     1,244,984                   1,145,898
Total debt                       1,022,972                     959,110

OTHER DATA:

Lease fleet units (end of period)   93,900                   88,200
Lease fleet units
(average for period)                94,000                   87,300
Utilization rate
(average for period)                   82%                      85%


(a) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and non-cash charges.